Exhibit 99.1

Mallinckrodt Emerges from Chapter 11 with Strengthened Balance Sheet and Enhanced Financial Flexibility

Appoints Sigurdur Olafsson as President and Chief Executive Officer

DUBLIN, Ireland – June 16, 2022 – Mallinckrodt plc (“Mallinckrodt” or the “Company”) today announced that it has successfully completed its reorganization process, emerged from Chapter 11 and completed the Irish Examinership proceedings.

The Company is moving forward as a diversified global specialty pharmaceutical company with a strengthened balance sheet and increased financial flexibility to invest in its business, execute its strategic initiatives, advance its pipeline and better meet the needs of patients. Supported by existing drug development programs and approximately 2,800 talented employees globally, the Company is poised to build on its 155-year history of providing medicines that address patient needs through its two business segments:

•	Specialty Brands, a global, innovative biopharmaceutical business that develops and commercializes specialty branded pharmaceutical medicines for patients; and

•	Specialty Generics, a U.S.-based, vertically integrated business that produces high-quality generic medicines and active pharmaceutical ingredients in complex markets.

Paul Bisaro, Chairman of the Mallinckrodt Board of Directors, said, “Today marks a new beginning for Mallinckrodt as we emerge well-positioned for long-term success, with a substantially stronger capital structure and major litigation matters permanently resolved. As we move forward, the top priority for our new Board is working alongside management to review the business and develop a go-forward strategy to drive sustainable value for our patients, customers, partners, team members, shareholders and other stakeholders. We are focused on thoughtfully establishing a plan that builds on our innovation-driven therapies pipeline, capitalizes on Mallinckrodt’s core strengths and positions the Company for long-term sustainable growth.”

“I extend my deepest gratitude to Mallinckrodt’s teams, whose determination, resilience and commitment to serving our customers and patients have been extraordinary throughout this process,” Mr. Bisaro continued. “We also thank engaged patient groups and our customers and partners for their significant support and continued confidence in our company and our future, which has been instrumental in making this milestone possible.”

Sigurdur Olafsson Appointed President and Chief Executive Officer

The Company also announced today that Sigurdur (Siggi) Olafsson has been appointed as President and Chief Executive Officer and a member of Mallinckrodt’s Board, effective June 25, 2022. Mr. Olafsson brings almost 30 years of diverse pharmaceutical experience across branded and generic drugs, most recently serving as CEO of Hikma Pharmaceuticals.

Prior to Hikma, Mr. Olafsson served as President and CEO of the Global Generic Medicines Group of Teva Pharmaceuticals. Previously, he was President of Actavis plc (Watson) and CEO of the Actavis Group, which develop, manufacture and distribute branded, generic and biosimilar products. Mr. Olafsson also held a number of leadership positions in Pfizer’s Global R&D organization in the UK and U.S., focused on branded drug development, and served as Head of Drug Development for Omega Farma in Iceland.

Mark Trudeau has stepped down from his role as President and CEO, effective today. Mallinckrodt has established an Office of the CEO on an interim basis until Mr. Olafsson starts at Mallinckrodt. The Office of the CEO comprises Mark Casey, Executive Vice President and Chief Legal Officer; Hugh O’Neill, Executive Vice President and Chief Commercial and Operations Officer; and Bryan Reasons, Executive Vice President and Chief Financial Officer.

Mr. Bisaro added, “On behalf of the Board and leadership team, I thank Mark for his significant contributions to Mallinckrodt over the past decade. We wish Mark all the best in his future endeavors. Importantly, we have strong leadership in place to guide us as we turn the page, with Siggi bringing decades of experience and deep expertise in both branded and generic pharmaceuticals. We appreciate Mark, Hugh and Bryan stepping into the Office of the CEO to lead us until Siggi officially joins Mallinckrodt later this month.”

Mr. Olafsson said, “It’s an honor to be appointed Mallinckrodt’s CEO. I look forward to helping guide the Company as it continues to support patients around the world. Mallinckrodt is emerging from its recent restructuring process with an attractive pipeline, enhanced financial flexibility and significant opportunities to drive stakeholder value. I look forward to working closely with the Board and my new colleagues in developing and executing Mallinckrodt’s revised strategic plan.”

New Board of Directors

The Company’s Board now comprises six independent directors, each of whom brings years of experience, relevant expertise and fresh perspectives to Mallinckrodt. These directors are:

•	Paul Bisaro, Chairman, an industry veteran with 30 years of experience in the healthcare industry;

•	Daniel Celentano, a seasoned financial advisor to major companies across numerous industries globally;

•	Riad El-Dada, a pharmaceutical executive with extensive U.S. and international leadership experience, including as a senior executive at Merck for more than 25 years;

•

Neal Goldman, Chair of the Human Resources and Compensation Committee, an investment professional with more than 25 years of experience in investing and working with companies in a variety of industries to maximize shareholder value, and with expertise in strategic planning and company transformations;

•

Woodrow (Woody) Myers, Chair of the Governance and Compliance Committee, a nationally recognized leader in the development of advanced healthcare management programs and initiatives to improve medical quality; and

•	James Sulat, Chair of the Audit Committee, a leader with more than 20 years of experience serving as an executive and board member in the life sciences industry.

When Mr. Olafsson joins the Company later this month, the total number of directors on Mallinckrodt’s Board will be seven.

For full biographies of each director, please visit https://www.mallinckrodt.com/about/board-of-directors/.

Permanent Resolution of Litigation

As a result of the reorganization process, Mallinckrodt has significantly improved its financial position and resolved numerous lawsuits the Company was facing prior to the Chapter 11 proceedings. The Company’s Plan of Reorganization (the “Plan”) and Irish law Scheme of Arrangement (the “Scheme”), which became effective today, include key legal settlements that resolve opioid claims brought against the Company and litigation matters involving Acthar® Gel, among other claims, and provides for significant equitization of the Company’s guaranteed unsecured notes.

Mallinckrodt is now the first company that has permanently resolved opioid litigation on a global scale, including any future claims that might be brought for periods prior to emergence. The Company will continue operating its opioid business in a responsible manner, in compliance with an operating injunction agreed to with state Attorneys General that has been in place since the commencement of the Chapter 11 process, and under the oversight of an independent monitor.

Implementing the Plan and the Scheme strengthens the Company’s balance sheet, reduces its total debt by approximately $1.3 billion and enables it to move forward with more than $250 million in cash and cash equivalents on hand.

Issuance, Listing and Trading of New Common Stock

In connection with emergence, all of Mallinckrodt’s existing ordinary shares were cancelled pursuant to the Plan and the Scheme. Mallinckrodt issued 13,170,932 new ordinary shares to its guaranteed unsecured noteholders in accordance with the provisions of the Plan and the Scheme.

In accordance with the Plan, Mallinckrodt also issued 3,290,675 warrants with a strike price of $103.40 to the opioid claimants and adopted a management incentive plan providing for the issuance to management, key employees and directors of the Company of equity awards with respect to up to an aggregate of 1,829,068 shares.

Mallinckrodt’s new shares are anticipated to trade over-the-counter under the ticker symbol “MNKPF” until such time as the Company relists on a national securities exchange.

New Financing

In connection with emergence, Mallinckrodt issued $650 million in aggregate principal amount of new first lien senior secured notes. The proceeds of the notes will be used to, among other things, pay certain fees and expenses, satisfy other payment obligations under the Plan, and for other general corporate purposes. Mallinckrodt also entered into a $200 million accounts receivable financing facility.

Pursuant to the Plan, Mallinckrodt also reinstated $495 million in aggregate principal amount of its existing first lien senior secured notes and issued $1.76 billion in aggregate principal amount of new first lien senior secured term loans to the holders of its existing term loans in satisfaction thereof, issued $323 million in aggregate principal amount of new second lien senior secured notes to the holders of its existing second lien senior secured notes in satisfaction thereof and issued $375 million in aggregate principal amount of new second lien senior secured notes to the holders of certain of its existing unsecured senior notes in partial satisfaction thereof.

Advisors

Latham & Watkins LLP; Wachtell, Lipton, Rosen & Katz; Arnold & Porter; Ropes & Gray LLP; and Hogan Lovells served as Mallinckrodt’s counsel. Guggenheim Securities, LLC served as investment banker and AlixPartners LLP served as restructuring advisor to Mallinckrodt.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology, ophthalmology, and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the effects of the Chapter 11 cases, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the agreement set forth in the Plan regarding a global settlement to resolve all opioid-related claims; the settlement set forth in the Plan with governmental parties to resolve certain disputes relating to Acthar Gel; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the nondischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; and future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” section of Mallinckrodt’s most recent Annual Report on Form 10-K and other filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel Speciale

Global Corporate Controller & Chief Investor Relations Officer

314-654-3638

daniel.speciale@mnk.com

Derek Belz

Vice President, Investor Relations

314-654-3950

derek.belz@mnk.com

Government Affairs

Mark Tyndall

Senior Vice President, U.S. General Counsel

202-459-4141

mark.tyndall@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449